Exhibit 99.1
NEWS

CONTACT:	7720 N Dobson Road
Kara Stancell, Investor Relations & Corporate Communications,	Scottsdale, AZ 85256
(480) 291-5854	(602) 808-8800
www.medicis.com
MEDICIS ANNOUNCES INTENT TO RESTATE FINANCIAL STATEMENTS
COMPANY SUSPENDS FINANCIAL GUIDANCE FOR REMAINDER OF 2008
SCOTTSDALE, Arizona—September 24, 2008—Medicis (NYSE:MRX) today announced that the Audit Committee of its Board of Directors concluded that the Company’s financial statements for the annual, transition and quarterly periods in fiscal years 2003 through 2007 and the first and second quarters of 2008, will likely need to be restated and should no longer be relied upon as well as Ernst & Young LLP’s reports on the financial statements and effectiveness of internal control over financial reporting for the related periods. The restatement relates to a modification in the Company’s technical interpretation of the generally accepted accounting principles relating to sales return reserve calculations. The Company’s prior accounting method with respect to sales return reserves, accrued returns at replacement cost rather than deferring the gross sales price, based on the Company’s view of the economic impact of returns on its business. In connection with the restatement, the Company is in the process of revising its reserve calculations to defer the gross sales value of the returned product.
The restatement is not expected to have an impact on the Company’s cash flows or Cash and Cash Equivalents balances for any of the affected periods.
Management is in the process of analyzing the impact of the restatement on its previously reported financial statements. Based on the Company’s preliminary analysis, subject to audit, it appears that the dollar value changes in sales return reserves, increases and decreases, are concentrated in periods from the year ending June 30, 2003, to the stub period ending December 31, 2005. However, there will also be changes in the periods between January 1, 2006 and June 30, 2008. The actual amounts of adjustments to be made in any annual or quarterly period are being determined by management and will be audited and reviewed, as applicable, by Ernst & Young LLP.
Once determined, the Company will file appropriate amendments to prior reports to effect the restatement as soon as practicable. The Company currently anticipates making the appropriate restatements in a filing of a Form 10-K/A for the period ending December 31, 2007. The Audit Committee and management will determine if the 10-Q’s filed during 2008 will require an amendment based on the outcome of the restatement analysis.
The Company has been in contact with the Securities and Exchange Commission, and has discussed and is working closely with Ernst & Young LLP regarding this matter.
The technical error in the interpretation of the authoritative literature related to the accounting for sales return reserves. This error was identified during an inspection of Ernst & Young LLP’s audit of the

Company’s 2007 financial statements. The Company disclosed to its auditors the sales return reserve methodology and had received an unqualified opinion on the financial statements for each fiscal year presented.
Management is assessing the effect of the restatement on internal control over financial reporting as it specifically relates to this issue. Management does not expect to reach a final conclusion on the restatement’s effect on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.
Suspension of 2008 Financial Guidance
Effective immediately, the Company is suspending its previously reported financial guidance for the remaining periods of 2008. The Company believes there are several factors that render the previously issued guidance inestimable, including the following:
•	the outcome of the analysis of the impact on sales return reserves noted above;

•	the timing of additional SOLODYN® patent allowances, if any;

•	the outcome of the Company’s Citizen Petition filed with FDA in March 2008, which may affect the timing of potential approvals of generic versions of SOLODYN®;

•	the deployment of certain wholesaler inventory reduction strategies for SOLODYN® in anticipation of FDA approval of follow-on forms of SOLODYN®;

•	uncertainty relating to the reduction of the average selling price for SOLODYN® as a result of the launch of the new SOLODYN® Patient Access Card intended to stimulate demand for SOLODYN®; and

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE® (hyaluronic acid), PERLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), PLEXION® (sodium sulfacetamide 10% and sulfur 5%), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream 0.05%, VANOS® (fluocinonide) Cream 0.1%, and ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder and AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. For more information about Medicis, please visit the Company’s website at www.medicis.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include statements regarding the results of the Company’s revisions to prior period financial statements and the Company’s estimates of the impact of such revisions on certain prior periods and the Company’s future financial performance in 2008. There can be no assurance that management or the Company’s independent auditor will not reach conclusions regarding the impact of the restatement that are different than management’s preliminary estimates or identify additional issues or other considerations in connection with the restatement and the audit and review process, or that such additional issues or considerations will not require additional adjustments to the Company’s prior financial results for additional annual or quarterly periods. All of these statements are subject to risks and uncertainties which may cause the statements to be inaccurate. These risks and uncertainties include, but are not limited to, those resulting from the Company’s ongoing analysis of the effect of the correction in the Company’s accounting method for sales return reserves; other accounting adjustments that may result from review of our financial statements for the periods in question; the timing of the completion of the audit of our restated financial statements by our independent auditor; our ability to timely file amended periodic reports reflecting our restated financial statements; the ramifications of our potential inability to timely file required reports, including potential delisting of our common stock on the NYSE; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC, U.S. Attorney’s Office or other governmental agencies which could result in civil or criminal sanctions against the Company and/or certain of our current or former officers, directors and/or employees; and negative tax or other implications for the Company resulting from the accounting adjustments; the factors listed above under Suspension of 2008 Financial Guidance; and other factors. Many of these risks and uncertainties are beyond the control of Medicis. Several additional risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2007, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. RESTYLANE® and PERLANE® are trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks are the property of Medicis or its Affiliates.
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